UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 20, 2007

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14101 Capital Boulevard, Youngsville, North Carolina 27596

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 556-7235

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On February 20, 2007, Xerium Technologies, Inc. issued a press release reporting that its Board of Directors had adopted a Dividend Reinvestment Plan (the “Plan”) and declared a dividend of $0.225 per share of common stock payable on March 15, 2007 to shareholders of record as of the close of business on March 5, 2007. A copy of the press release is included as Exhibit 99.1 to this Form 8-K.

Under the Plan, registered shareholders may elect to receive all or part of the dividends on their shares of common stock in additional shares of common stock. The Plan is administered by American Stock Transfer & Trust Company. More information about the Plan and enrollment forms are available by calling American Stock Transfer & Trust Company at 866-706-0512 and through American Stock Transfer & Trust Company’s website at www.amstock.com. In order for a registered shareholder to participate in the Plan with respect to the March 15, 2007 dividend payment, American Stock Transfer & Trust Company must receive the shareholder’s enrollment form prior to the March 5, 2007 record date for such dividend. A copy of the Plan is included as Exhibit 99.2 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1.	Press Release of Xerium Technologies, Inc. dated February 20, 2007 relating to the adoption of a dividend reinvestment plan and declaration of dividend.

99.2.	Dividend Reinvestment Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date: February 20, 2007	By:	/s/ Michael P. O’Donnell
	Name:	Michael P. O’Donnell
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release of Xerium Technologies, Inc. dated February 20, 2007 relating to the adoption of a dividend reinvestment plan and declaration of dividend.

99.2	Dividend Reinvestment Plan